EXHIBIT 99.1

UMeWorld Inc. Begins Trading Under New Ticker “UMEW” Following FINRA-Approved Corporate Action

Miami, Florida — January 21, 2026 UMeWorld Inc. announced today that its common stock began trading on the OTC Markets under the new trading symbol “UMEW” effective January 21, 2026, following the effectiveness of the Company’s previously announced FINRA-approved corporate action.

The corporate action included the Company’s redomiciliation from the British Virgin Islands to the State of Delaware, a change of corporate name to UMeWorld Inc., and the assignment of a new CUSIP number 90292A105. The Company’s prior CUSIP was suspended upon market effectiveness.

These actions follow the Company’s October 2, 2025 share exchange and domestication transaction, pursuant to which UMeWorld Inc. became the successor public issuer to UMeWorld Limited.

The Company’s common stock continues to trade on the OTC Markets.

Contact:

Michael Lee

Chief Executive Officer

UMeWorld Inc.

Email: investors@umeworld.com